Exhibit 10.1

Total System Services, Inc.

Board of Directors Compensation for Non-Employee Directors

(Effective May 2015)

Cash Compensation

Annual Board Retainer	$75,000

Annual Committee Member Retainers

Audit Committee	$15,000
Compensation Committee	$10,000
Technology Committee	$10,000
Corporate Governance and Nominating Committee	$7,500

Annual Committee Chair Retainers*
Audit Committee	$15,000
Compensation Committee	$10,000
Technology Committee	$10,000
Corporate Governance and Nominating Committee	$7,500

Annual Lead Director Retainer	$20,000

*	Note: The committee chair receives both an annual committee member retainer and an annual committee chair retainer.

Equity Compensation

Annual equity award with a fixed value of $130,000, with 50% awarded in the form of fully vested stock options and 50% in the form of fully vested shares.